                                                                   EXHIBIT T3E.4

                       HARBORSIDE HEALTHCARE CORPORATION

    Offer to Exchange New 12% Senior Subordinated Discount Notes due 2007,
         Cash and Warrants to Purchase Shares of Class A Common Stock for All Outstanding 11% Senior Subordinated Discount Notes due 2008
   and Solicitation of Consents to Proposed Amendments to Related Indenture

                                      and

     Offer to Exchange Warrants to Purchase Shares of Class A Common Stock for All Outstanding Shares of 13-1/2% Exchangeable Preferred Stock Mandatorily
                                Redeemable 2010
 and Solicitation of Consents to Proposed Amendments to Related Certificate of
                                  Designation

 Pursuant to the Offering Memorandum and Consent Solicitation Statement dated
                                 April 6, 2001

--------------------------------------------------------------------------------
     The Exchange Offer and the Consent Solicitation will expire at midnight, New York City time, on Thursday, May 3, 2001, unless extended or terminated earlier (the "Expiration Date"). Tenders may be withdrawn and Consents may be revoked at any time prior to the Expiration Date, but not thereafter.
--------------------------------------------------------------------------------

                                 April 6, 2001

To Our Clients:

     Enclosed for your consideration is an Offering Memorandum and Consent Solicitation Statement dated April 6, 2001 (as it may be supplemented or amended from time to time, the ''Offer to Exchange") and a form of Consent and Letter of Transmittal (the ''Consent and Letter of Transmittal") pursuant to which Harborside Healthcare Corporation, a Delaware corporation (the "Company"), is offering to exchange (1) 0.5899118 new 12% Senior Subordinated Discount Notes due 2007 (the "New Notes"), each having a principal amount at maturity equal to $1,000 and an initial Accreted Value of $685.67 (assuming the New Notes are issued on May 4, 2001), (2) $88.2353 in cash and (3) 10.90836471 Warrants (the
"Warrants"), each to purchase one share of its Class A Common Stock, for each $1,000 principal amount at maturity of its outstanding 11% Senior Subordinated Discount Notes due 2008 (the "Old Notes"). The Company is also offering to exchange 10.73247518 Warrants for each $1,000 liquidation preference of outstanding shares of its 13-1/2% Exchangeable Preferred Stock Mandatorily Redeemable 2010 (the "Old Preferred Stock," and together with the Old Notes, the "Old Securities").

     In conjunction with the Exchange Offer, the Company is soliciting consents from registered holders of Old Notes to the proposed amendments (the "Proposed Indenture Amendments") to the Indenture, dated as of July 31, 1998, between HH Acquisition Corp., as predecessor to the Company, and United States Trust Company of New York, as Trustee (as amended by the First Supplemental Indenture, dated as of August 11, 1998, among the Company, the subsidiaries of the Company listed on the signature pages thereto and the Trustee). The Company is also soliciting consents from registered holders (together with the registered holders of the Old Notes, collectively the "Holders" and each a "Holder") of shares of Old Preferred Stock to the proposed amendments (the "Proposed Certificate Amendments") to the Certificate of Designation of the Company dated August 11, 1998.

     This material relating to the Exchange Offer and the Consent Solicitation is being forwarded to you as the beneficial owner of Old Securities that are carried by us for your account or benefit but are not registered in your name. A tender of any Old Securities and delivery of the related Consent with respect to any Old Securities may only be made by us and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender Old Securities and deliver a Consent with respect to any or all of the Old Securities held by us for your account. We urge you to read carefully the Offer to Exchange, the Consent and Letter of Transmittal and the other material provided herewith before instructing us to tender your Old Securities and to deliver the related Consents with respect to such Old Securities.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Securities and deliver the related Consents on your behalf in accordance with the provisions of the Exchange Offer and the Consent Solicitation. The Exchange Offer and the Consent Solicitation will expire at midnight, New York City time, on Thursday, May 3, 2001, unless extended or terminated earlier (the "Expiration Date"). Tenders may be withdrawn and Consents may be revoked at any time prior to the Expiration Date, but not thereafter.

     The completion, execution and delivery of the Consent and Letter of Transmittal by a Holder of Old Securities in connection with the tender of Old Securities will constitute a Consent to the Proposed Indenture Amendments and/or the Proposed Certificate Amendments with respect to such Old Securities. Holders may not deliver Consents without validly tendering their Old Securities pursuant to the Exchange Offer or tender their Old Securities without delivering Consents.

     Old Securities tendered pursuant to the Exchange Offer may be withdrawn at any time on or prior to the Expiration Date. A valid withdrawal of tendered Old Securities prior to the Expiration Date will constitute the concurrent valid revocation of such Holder's related Consent. In order for a Holder to revoke a Consent, such Holder must withdraw the related tendered Old Securities. Generally, tendered Old Securities may not be withdrawn and Consents may not be revoked subsequent to the Expiration Date.

     All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Exchange.

     Your attention is directed to the following:

          1. The Exchange Offer is for all Old Notes and all Old Preferred Stock that are outstanding.

          2. Holders who desire to tender their Old Securities pursuant to the Exchange Offer are required to consent to the Proposed Indenture Amendments and/or the Proposed Certificate Amendments. Holders may not deliver Consents without validly tendering their Old Securities pursuant to the Exchange Offer or tender their Old Securities without delivering Consents.

          3. The Company's obligation to accept tendered Old Securities for exchange is subject to certain conditions set forth in the Offer to Exchange under the caption ''The Exchange Offer and the Consent Solicitation--Conditions to the Exchange Offer and the Consent Solicitation,'' including, among others, that (i) the Company shall have received the Requisite Consents for the Old Notes or the Old Preferred Stock on or prior to the Expiration Date, (ii) the Minimum Condition for the Old Notes and the Old Preferred Stock shall have been satisfied on or prior to the Expiration Date and (iii) all of the General Conditions set forth under the caption ''The Exchange Offer and the Consent Solicitation-- Conditions to the Exchange Offer and the Consent Solicitation'' shall have been satisfied on or prior to the Closing Date.

     If you wish to have us tender any or all of your Old Securities held by us for your account or benefit and deliver your Consents pursuant to the Exchange Offer and the Consent Solicitation, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Consent and Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Securities held by us and registered in our name for your account or to deliver Consents. Please note that executing and returning the instruction form below will also constitute waiver of any rights you may have to withdraw your Consent after the Expiration Date.

                         Instructions with Respect to

                       HARBORSIDE HEALTHCARE CORPORATION

    Offer to Exchange New 12% Senior Subordinated Discount Notes due 2007,
         Cash and Warrants to Purchase Shares of Class A Common Stock for All Outstanding 11% Senior Subordinated Discount Notes due 2008
   and Solicitation of Consents to Proposed Amendments to Related Indenture

                                      and

     Offer to Exchange Warrants to Purchase Shares of Class A Common Stock for All Outstanding Shares of 13-1/2% Exchangeable Preferred Stock Mandatorily
                                Redeemable 2010
 and Solicitation of Consents to Proposed Amendments to Related Certificate of
                                  Designation

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer and the Consent Solicitation by the Company with respect to its 11% Senior Subordinated Discount Notes due 2008 (the "Old Notes") and its 13-1/2% Exchangeable Preferred Stock Mandatorily Redeemable 2010 (the "Old Preferred Stock").

     This will instruct you to tender the principal amount at maturity of Old Notes and the number of shares of Old Preferred Stock indicated below held by you for the account or benefit of the undersigned and to deliver the undersigned's Consent with respect to such principal amount of Old Notes and such number of shares of Old Preferred Stock indicated below, pursuant to the terms of and conditions set forth in the Offer to Exchange and the related Consent and Letter of Transmittal.

 Certificate number(s) of Old Notes transmitted                Principal Amount of Old Notes transmitted
________________________________________________________     ________________________________________________________________

________________________________________________________     ________________________________________________________________

________________________________________________________     ________________________________________________________________



Certificate number(s) of Old Preferred Stock transmitted       Number of Shares of Old Preferred Stock transmitted
                                                               (including any shares to be issued as dividends on May 1,
                                                               2001)

________________________________________________________     ________________________________________________________________

________________________________________________________     ________________________________________________________________

________________________________________________________     ________________________________________________________________

               Please sign here: _______________________________________________
                                                 Signature(s)

          Name(s) (please print): ______________________________________________

                 Address: __________________________________________________

                          __________________________________________________

            Telephone No: ___________________________________________________

          Taxpayer Identification No.: _________________________________________

               My Account With You:
                              __________________________________________________

                 Date:        ______________________________________________